UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2017

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

(§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

In connection with the consummation of the acquisition of CompuCom (as defined below), the Company entered into a Credit Agreement, dated as of November 8, 2017 (the “Term Loan Credit Agreement”), among the Company, as borrower, the other loan parties party thereto, the lenders party thereto, Goldman Sachs Lending Partners, as administrative agent and collateral agent, and the other financial institutions party thereto. The Term Loan Credit Agreement provides for a $750 million term loan facility with a maturity date of November 8, 2022.

The Term Loan Credit Agreement is fully and unconditionally guaranteed by substantially all of the Company’s direct and indirect U.S. subsidiaries, including CompuCom and substantially all of its U.S. subsidiaries, subject to certain exceptions (collectively, the “Guarantors”). The obligations under the Term Loan Credit Agreement are secured by a security interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions. Pursuant to an intercreditor agreement, the lenders and other secured parties under the Term Loan Credit Agreement have a first priority lien on certain assets constituting term priority collateral, and a second priority lien on certain assets constituting ABL priority collateral.

The loans under the Term Loan Credit Agreement were issued with OID, at an issue price of 97.00%. The loans under the Term Loan Credit Agreement bear interest at a rate per annum equal to LIBOR plus 7.00% (or an alternative base rate plus 6.00%).

The loans under the Term Loan Credit Agreement amortize quarterly beginning March 15, 2018 at the rate of $18,750,000 per quarter, with the balance payable at maturity. The Term Loan Credit Agreement also requires mandatory prepayments in connection with certain asset sales, subject to certain exceptions, as well as additional mandatory prepayments from specified percentages of the Company’s excess cash flow. Additionally, the Term Loan Credit Agreement requires the Company to pay a prepayment fee of (a) 2.00% or (b) 1.00% if the loans thereunder are voluntarily repaid (i) on or prior to the first anniversary of the closing date of the Term Loan Credit Agreement, or (ii) after such date but on or prior to the second anniversary of the closing date of the Term Loan Credit Agreement, respectively.

The Term Loan Credit Agreement contains representations and warranties, events of default, and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets, and merge or consolidate with any other person. In addition, a minimum liquidity maintenance covenant, requiring the Company and its restricted subsidiaries to retain unrestricted cash, cash equivalents, and availability under the Company’s revolving credit agreement in an aggregate amount of at least $400 million, will apply at any time that the Company’s senior secured leverage ratio is greater than 1.50:1.00 and be tested quarterly.

The net proceeds of the loans under the Term Loan Credit Agreement were used to refinance certain indebtedness of CompuCom and to pay fees and expenses in connection with the Mergers and the related transactions.

Amendment to ABL Credit Agreement

On November 6, 2017, the Company entered into a Second Amendment (the “Second Amendment”) to its Second Amended and Restated Credit Agreement dated as of May 13, 2016 (as previously amended and modified, the “ABL Credit Agreement”) among the Company, certain of its subsidiaries as guarantors, the several banks and other institutions parties thereto as Lenders, JPMorgan Chase Bank, N.A., London Branch, as European administrative agent and European collateral agent, JPMorgan Chase Bank, N.A., as administrative agent and US collateral agent, Wells Fargo Bank, National Association and Bank of America, N.A., as syndication agents, and US Bank National Association, Fifth Third Bank, Sun Trust Bank and NYCB Specialty Finance Company, LLC as documentation agents.

The Second Amendment modified certain provisions of the ABL Credit Agreement, as well as the related security agreement entered into in connection therewith, to, among other things, provide for the transactions contemplated by the term loan facility provided under the Term Loan Credit Agreement and the collateral provided therefor, as well as to permit certain transactions involving the sale of equipment and receivables generated from the lease of such equipment. In addition, the Second Amendment provided for certain changes to authorize the Administrative Agent to enter into intercreditor agreements and other security documents to implement the collateral arrangements relating to the Term Loan Credit Agreement and the ABL Credit Agreement.

The description of the Term Loan Credit Agreement and the Second Amendment contained herein are not intended to be complete and are qualified in their entirety by reference to the full text of the Term Loan Credit Agreement and Second Amendment, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 8, 2017, the Company completed its acquisition of THL Portfolio Holdings Corp. (“THL”), an indirect parent company of CompuCom Systems, Inc. (“CompuCom”), pursuant to an Agreement and Plan of Merger, dated as of October 3, 2017 (the “Merger Agreement”), by and among the Company, THL, Lincoln Merger Sub One, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Lincoln Merger Sub Two, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company and, for the limited purposes set forth in the Merger Agreement, Thomas H. Lee Equity Fund VI, L.P.

The aggregate transaction consideration consists of approximately 43.5 million shares of the Company’s common stock (“Company Shares”) and approximately $4.9 million in cash for holders of in-the-money stock options of THL. The Company also assumed or repaid approximately $800 million of CompuCom’s indebtedness and other liabilities.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2017 and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Securities.

The issuance of Company Shares pursuant to the Merger Agreement in connection with the transactions described in Item 2.01 above was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act because such issuance does not involve a public offering. The disclosure regarding the Merger Agreement under Item 2.01 above is incorporated in this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To the extent financial statements of the acquired business are required to be filed with this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To the extent pro forma financial information is required to be filed with this item, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

2.1	Agreement and Plan of Merger, dated as of October 3, 2017, by and among Office Depot, Inc., Lincoln Merger Sub One, Inc., Lincoln Merger Sub Two, LLC, THL Portfolio Holdings Corp. and, for the limited purposes set forth therein, Thomas H. Lee Equity Fund VI, L.P. (filed as Exhibit 2.1 to the Form 8-K filed by the Company on October 4, 2017 and incorporated herein by reference).

10.1	Form of Credit Agreement, dated as of November 8, 2017, by and among Office Depot, Inc., as borrower, the loan parties party thereto, the lenders party thereto, Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent, and the other financial institutions party thereto.

10.2	Form of Second Amendment, dated as of November 6, 2017, to Second Amended and Restated Credit Agreement dated as of May 13, 2016, by and among Office Depot, Inc., certain of its subsidiaries as guarantors, the several banks and other institutions parties thereto as Lenders, JPMorgan Chase Bank, N.A., London Branch, as European administrative agent and European collateral agent, JPMorgan Chase Bank, N.A., as administrative agent and US collateral agent, Wells Fargo Bank, National Association and Bank of America, N.A., as syndication agents, and US Bank National Association, Fifth Third Bank, Sun Trust Bank and NYCB Specialty Finance Company, LLC as documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: November 9, 2017	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

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